Exhibit 10.1
D.R. HORTON, INC.
2024 STOCK INCENTIVE PLAN
1. Purpose
The purpose of the D.R. Horton, Inc. 2024 Stock Incentive Plan (the “Plan”) is to advance the interests of D.R. Horton, Inc. (the “Company”) and its Subsidiaries by stimulating the efforts of employees, officers, Nonemployee Directors and certain other Service Providers, in each case who are selected to be Participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan supersedes the Company’s 2006 Stock Incentive Plan with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Incentive Bonuses, any of which may be performance-based.
2. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Administrator” means the Administrator of the Plan in accordance with Section 16.
(b) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan.
(c) “Award Agreement” means a written agreement or other instrument, which may be transmitted electronically, as may be approved from time to time by the Administrator implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.
(d) “Board” means the Board of Directors of the Company.
(e) “Change in Control” means the occurrence of any of the following events:
(i) The consummation of a merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of Voting Securities (as hereinafter defined) immediately prior to such merger, consolidation or reorganization;
(ii) The Company sells all or substantially all of its assets to another corporation or other legal person, or there is a complete liquidation or dissolution of the Company;
(iii) Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company (“Voting Securities”) (computed in accordance with the standards for the computation of total percentage ownership for the purposes of Schedule 13D or Schedule 14D-l or any successor schedule, form or report)); excluding, however, the following: any acquisition by the Company, any Subsidiary or an employee benefit plan or related trust of the Company or any Subsidiary; or
(iv) During any two year period, a majority of the members of the Board serving as of the Effective Date is replaced by members of the Board who are not nominated and approved by the Board.
(f) “Code” means the Internal Revenue Code of 1986, as amended, and the rulings and regulations issued thereunder.
(g) “Company” means D.R. Horton, Inc., a Delaware corporation.
(h) “Disability” means, except as otherwise provided in an Award Agreement, the Participant is either: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan maintained or offered by the Company or a Subsidiary.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(j) “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance or other criteria as are specified in the Award Agreement.
(k) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(l) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board or of the board of directors of a Subsidiary and who is not an employee of the Company or any Subsidiary.
(m) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(n) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6.
(o) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.
(p) “Plan” means the D.R. Horton, Inc. 2024 Stock Incentive Plan, as set forth herein and as amended from time to time.
(q) “Prior Plan” means the D.R. Horton, Inc. 2006 Stock Incentive Plan, as amended and restated on December 11, 2014.
(r) “Restricted Stock” means Shares granted pursuant to Section 8.
(s) “Restricted Stock Unit” means an Award granted pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.
(t) “Retirement” means, except as otherwise provided in an Award Agreement, a voluntary Termination of Employment on or after the date on which the Participant has attained age 65.
(u) “Securities Act” means the Securities Act of 1933, as amended.
(v) “Service Provider” means a consultant or advisor to the Company or any Subsidiary who (i) is a natural person, (ii) provides bona fide services to the Company or any Subsidiary, (iii) provides services other than in connection with the offer or sale of securities in a capital-raising transaction, and (iv) does not directly or indirectly promote or maintain a market for the Company’s securities, in each case, within the meaning of the General Instructions to Form S-8 under the Securities Act.
(w) “Share” means a share of the Company’s common stock, par value $0.01, subject to adjustment as provided in Section 12.
(x) “Stock Appreciation Right” means a right granted pursuant to Section 7 that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.
(y) “Subsidiary” means (i) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) other than with respect to Incentive Stock Options, any limited liability company, limited partnership, general partnership or other entity, the majority of the equity or ownership interests in which are owned, directly or indirectly, by the Company, and (iii) if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, any entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.
(z) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a person or entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges or combines.

(aa) “Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other Service Provider, ceasing to serve as such for the Company and its Subsidiaries, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(e), that an approved leave of absence or approved employment on a less than full-time basis is not considered a “Termination of Employment,” (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee, (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board, and (v) the Administrator may determine that a transition from employee to Service Provider or from Service Provider to employee is not considered a “Termination of Employment”. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Administrator’s decision shall be final and binding. Unless determined otherwise by the Administrator, a “Termination of Employment” will be interpreted consistent with the definition of a “separation from service” under the Code Section 409A Regulations.
3. Eligibility
Any person who is a current or prospective officer or employee (including, without limitation, any director who is also an employee, in his or her capacity as such) or a current or prospective Service Provider of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of Section 424(f) the Code, as selected by the Administrator.
4. Effective Date and Termination of Plan
This Plan was adopted by the Board on December 12, 2023 and shall become effective upon approval by the Company’s stockholders (the “Effective Date”). The Plan shall remain available for the grant of Awards until December 12, 2033. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board or the Compensation Committee of the Board may determine. Termination or expiration of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards previously granted and then in effect.
5. Shares Subject to the Plan; Award Limitations
(a) Aggregate Limits. The aggregate number of Shares issuable under the Plan shall be equal to (i) 18,900,000 less (ii) the number of Shares subject to awards granted under the Prior Plan between November 30, 2023 and the Effective Date plus (iii) any Shares that remain available for issuance under the Prior Plan as of the Effective Date (not including any Shares subject to outstanding awards under the Prior Plan as of the Effective Date) and plus (iv) any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such Awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in nonforfeitable Shares). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 18,900,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including, without limitation, shares purchased in the open market.
(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right (or stock appreciation right under the Prior Plan) and were not issued upon the net settlement or net exercise of such Stock Appreciation Right (or stock appreciation right under the Prior Plan), (ii) Shares delivered to or withheld by the Company to pay the exercise price of a Stock Option (or stock option under the Prior Plan), (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to a Stock Option or a Stock Appreciation Right (or stock option or stock appreciation right under the Prior Plan), or (iv) Shares repurchased on the open market with the proceeds of a Stock Option (or option under the Prior Plan) exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

(c) Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan. In addition, in the event that a person or entity acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary merges or combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, merger or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition, merger or combination to determine the consideration payable to the holders of common stock of the entities party to such transaction) may be used for Awards under the Plan and, notwithstanding any other provision hereof, shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition, merger or combination, and shall only be made to individuals who were employees, directors or Service Providers of such acquired, merged or combined company before such acquisition, merger or combination.
(d) Nonemployee Director Compensation Limit. The aggregate dollar value of equity-based (based on the grant date fair market value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any fiscal year to any Nonemployee Director in respect of such individual’s service as a Nonemployee Director shall not exceed $1,000,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board or the board of directors of a Subsidiary or during any fiscal in which a Nonemployee Director is designated as chairman or lead director of the Board or of the board of directors of a Subsidiary, such limit shall be increased to $1,500,000.
(e) Minimum Vesting. Except as otherwise provided in this Section 5(e), Awards granted under the Plan shall be subject to a minimum vesting period of one year from the date of grant of such Award. Notwithstanding the foregoing, (i) such minimum vesting provision shall not apply to the accelerated vesting of an Award in the event of a Participant’s death, Disability, Retirement or the occurrence of a Change in Control, and (ii) the Administrator may grant Awards covering 5% or fewer of the total number of Shares authorized for issuance under the Plan as set forth in Section 5(a) without regard to the above-described minimum vesting requirements. In addition, with respect to Awards made to Nonemployee Directors, the vesting of such Awards will be deemed to satisfy the one-year minimum vesting requirement to the extent that the Awards vest no sooner than the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
(f) Effect on Prior Plan. From and after the Effective Date, no further grants or awards are permitted to be made under the Prior Plan. Grants and awards made, or Substitute Awards assumed, under the Prior Plan before the Effective Date, however, shall continue in effect in accordance with their terms.
6. Options
(a) Option Awards. Options may be granted to Participants from time to time as determined by the Administrator. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.
(b) Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the fair market value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted as a Substitute Award may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including, without limitation, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.
(c) No Repricing. Other than in connection with a change in the Company’s capitalization or other event or transaction described in Section 12, the terms of outstanding Awards may not be amended to (i) reduce the exercise price of outstanding Options or take any other action that is treated as a re-pricing under generally accepted accounting principles (“GAAP”), or (ii) at any time when the exercise price of an Option is above the market value of a Share, cancel, exchange, buyout or surrender outstanding Options in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options, in each case without stockholder approval.
(d) No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of, Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(e) Provisions Applicable to Options. Subject to Section 5(e) above, the date on which Options become vested and exercisable (which may be based on, without limitation, continued employment or performance conditions) shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.
(f) Term of Options and Termination of Employment. The Administrator shall establish the term of each Option, which in no case shall exceed a period of 10 years from the date of grant; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the 30th day following the date such prohibition no longer applies. In addition, the Award Agreement evidencing the grant of each Option shall set forth the terms and conditions applicable to such Option upon a Participant’s Termination of Employment.
(g) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110% of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (A) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (B) such Options otherwise remain exercisable but are not exercised within three months of Termination of Employment (or such other period of time provided in Section 422 of the Code).
(h) No Stockholder Rights. Participants shall have no rights as a stockholder, including voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Option or any Shares subject to an Option until the Participant has become the holder of record of such Shares.
(i) Adjustments. Notwithstanding the satisfaction of any performance goals, the number of Options granted, retainable, and/or vested and exercisable under an Award of Options on account of the attainment of performance objectives may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.
7. Stock Appreciation Rights
Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 (including, without limitation, the maximum term thereof) and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization or other event or transaction described in Section 12, the terms of outstanding Awards may not be amended to (a) reduce the exercise price of outstanding Stock Appreciation Rights or take any other action that is treated as a re-pricing under GAAP, or (b) at any time when the exercise price of an SAR is above the market value of a Share, cancel, exchange, buyout or surrender outstanding Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights, in each case without stockholder approval. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Award of Stock Appreciation Rights or any Shares subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such Shares. The Award Agreement evidencing the grant of an Award of Stock Appreciation Rights shall set forth the terms and conditions applicable to such Award upon a Participant’s Termination of Employment.

8. Restricted Stock and Restricted Stock Units
(a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted to Participants from time to time as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares (or a corresponding cash amount) is subject to such conditions (including, without limitation, continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.
(b) Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.
(c) Vesting Criteria; Termination of Employment. Subject to Section 5(e) above, the grant, issuance, retention, vesting and/or, subject to Section 10, settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include performance conditions. The Award Agreement evidencing the grant of an Award of Restricted Stock or Restricted Stock Units shall set forth the terms and conditions applicable to such Award upon a Participant’s Termination of Employment.
(e) Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until the Participant has become the holder of record of such Shares.
(f) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to accrue all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock or whether such dividends or distributions will accrue in cash. Such dividends or distributions will be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator. Notwithstanding the foregoing, any dividends, distributions or dividend equivalents on Awards granted under the Plan shall be subject to the same vesting criteria and other restrictions on transferability as the underlying Award with respect to which they were paid or distributed.
(g) Adjustments. Notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of the attainment of performance objectives may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.
9. Incentive Bonuses
(a) General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement of one or more performance criteria established for a performance period designated by the Administrator.
(b) Incentive Bonus Document. The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target (and any threshold or maximum) amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.
(c) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance, strategic or operational objectives, and/or personal performance evaluations.
(d) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator.
(e) Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of the attainment of performance objectives may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.
10. Deferral of Awards
The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares or cash upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.
To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon a separation from service (as defined for purposes of Section 409A of the Code) before the date that is six months after the specified employee’s separation form service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).
11. Conditions and Restrictions Upon Securities Subject to Awards
The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including, without limitation, the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including, without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
12. Adjustment of and Changes in the Stock
The number and kind of Shares available for issuance under this Plan (including, without limitation, under any Awards then outstanding) shall be equitably adjusted by the Administrator as it determines appropriate to reflect any reorganization, reclassification, combination or exchange of shares, repurchase of shares, stock split, reverse stock split, spin-off, dividend or other distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment may be designed to comply with Section 425 of the Code or may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected with respect to outstanding Awards. Without limiting the generality of the foregoing, in the event of any such change described in this paragraph, the Administrator may, in its sole discretion, (i) provide for the assumption or substitution of such Awards by the successor or surviving company, or a parent or subsidiary thereof, (ii) provide for the adjustment to the number and type of Shares (or other security or property) subject to such Award and the terms and conditions thereof (including any exercise price); (iii) accelerate the vesting of and terminate any restrictions on outstanding Awards; (iv) provide for cancellation of accelerated Awards that are not exercised within a time prescribed by the Administrator; or (v) provide for the cancellation of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment).
No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.
13. Transferability
Unless the Administrator specifies otherwise to the extent permitted under the General Instructions to Form S-8 under the Securities Act an Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime, and thereafter by the legal representative of the Participant’s estate or the individual to whom such Award was transferred by the Participant’s will or the laws of descent and distribution.
14. Compliance with Laws and Regulations
This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.
In the event an Award is granted to or held by a Participant who resides, is employed or is providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual or adopt one or more sub-plans to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.
15. Withholding
To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares or cash that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, by tendering Shares previously acquired, or by such other means as the Administrator determines appropriate.
16. Administration of the Plan
(a) Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself; provided, however, that with respect to Awards to Nonemployee Directors, the Administrator shall be the full Board. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Administrator may by resolution authorize one or more individuals to do or perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such individuals shall be treated as the Administrator; provided, however, that such resolution shall specify the total number of Shares subject to any Awards such individual may award pursuant to such delegated authority. No such individual shall designate himself or herself or any executive officer or director of the Company as a recipient of any Awards granted under authority delegated to such individual. In addition, the Administrator may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.
(b) Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including, without limitation, the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including, without limitation, events which the Board or the Administrator determine constitute a Change in Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of the circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; (ix) subject to any limitations otherwise set forth in Section 17, waive, settle or adjust the terms of any Award so as to avoid unanticipated consequences, to implement the intent of the Award, or address unanticipated events (including, but not limited to, any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe); and (x) to make all other determinations deemed necessary or advisable for the administration of this Plan. Except as set forth in Section 6(c) or Section 7 above (with regard to adjustments to the exercise price or re-pricings of Options and SARs), the Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting vesting of an Award or exercise after Termination of Employment and, except as otherwise provided herein, adjust any of the other terms of any Award.
(c) Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
(d) Liability of Administrator. No member of the Board and no Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as the Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation and Bylaws (as each may be amended from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(e) Subsidiary Awards. In the case of a grant of an Award to any Participant employed or engaged by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.
17. Amendment of the Plan or Awards
The Board or the Compensation Committee of the Board may amend, alter or discontinue this Plan, and the Administrator may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:
(a) increase the maximum number of Shares for which Awards may be granted under this Plan;
(b) other than in connection with a change in the Company’s capitalization or other event or transaction described in Section 12, amend the terms of outstanding Awards to (i) reduce the exercise price of outstanding Options or Stock Appreciation Rights or take any other action that is treated as a re-pricing under GAAP, or (ii) at any time when the exercise price of an Option or SAR is greater than the market value of a Share, cancel, exchange, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights;
(c) extend the term of this Plan;
(d) change the class of persons eligible to be Participants;
(e) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or
(f) increase the Nonemployee Director compensation limits in Section 5(d).
No amendment or alteration to the Plan or an Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if (i) the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or stock exchange listing requirement or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Administrator determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.
18. No Liability of Company
The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.
19. Non-Exclusivity of Plan
Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of cash or equity-based compensation awards otherwise than under this Plan.

20. Governing Law
This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
21. No Right to Employment, Reelection or Continued Service
Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.
22. Unfunded Plan
The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.
23. Clawback
Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, including those promulgated pursuant to Rule 10D-1 under the Exchange Act, or as is otherwise required by applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including a reacquisition right in respect of previously issued Shares, the proceeds received from any sale of such Shares, or any other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company or any Subsidiary.